Exhibit 10.10

EXHIBIT 10.10  DAVID V. CREEL EMPLOYMENT AGREEMENT

DATED APRIL 28, 1998

EMPLOYMENT AGREEMENT

This Employment Agreement is dated April 28, 1998 but is effective as June 1, 1998 (the “Effective Date”), between GeoPetro Resources Company (“Company”) and David V. Creel (“Employee”).

1.                                       Employee has special skills and abilities and an extensive background in and knowledge of the exploration aspect of the Company’s business and the oil and gas industry.

2.                                       Company desires assurance of the association and services of Employee in order to retain his experience, skills, abilities, background, knowledge, relationships and contacts and is therefore willing to engage his services on the terms and conditions set forth below.

3.                                       Employee desires to become employed by the Company and is willing to do so on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual promises and conditions in this agreement, it is agreed as follows:

1. Employment. Company shall employ Employee as Vice President of Exploration of the Company.

2. Duties and Authority. Until the date of termination of employment hereunder, Company shall continue to employ Employee as its Vice President of Exploration, with such duties and obligations consistent with such position as are specified by the President of the Company from time to time. Employee shall report to the President of the Company.

3. Outside Activities. During his employment, Employee shall devote his full energies, interest, abilities, and productive time to the performance of this agreement and shall not, without Company’s prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this agreement.

4. Covenant Not to Compete. During the employment term, Employee shall not, directly or indirectly, whether as a partner, employee, creditor, shareholder (other than as a shareholder owning less than five percent (5%) of a publicly traded company), or otherwise, promote, participate, or engage in any activity or other business competitive with Company’s business.

5. Term. Subject to earlier termination as provided in this agreement, Employee shall be employed for a two-year term commencing on the Effective Date (the “Term”). Thereafter, the Agreement shall renew automatically for a series of successive one month periods at a salary to be negotiated; provided, however, that the Agreement may be terminated by either party either (i) upon six months’ notice prior to the end of the Term, in which case the Agreement shall terminate upon the termination of the Term, or (ii) upon notice given on or prior to the first day of any calendar month following the termination of the Term, in which case the Agreement shall be terminated upon expiration of such month.

6. Salary. Commencing on the Effective Date, the Company shall pay a basic salary to Employee at the rate of Ninety-Six Thousand Dollars ($96,000) per year, payable in equal monthly installments (the “Basic Salary”) in accordance with the Company’s standard payroll practices. The Employee agrees that such salary shall not be increased during the term of this Agreement.

7. Options. As a long term incentive, Company shall grant to Employee non-qualified options (the “Options”) to acquire One Hundred Thousand (100,000) shares of Common Stock. Such options shall have an exercise price equal to Two Dollars ($2.00) per share of the Common Stock. The Options shall vest on a cumulative basis at a rate of 20% per annum with the first 20% vesting on the first anniversary of the Effective Date and an additional 20% vesting on the four anniversaries thereafter (each “Vesting Date”), provided that the Options shall not vest on the Vesting Dates if Employee is not employed by the Company on such date. The terms of the Options shall be specified in an Option Agreement between the Company and Employee.

8. Additional Benefits. During the employment Term, Company shall furnish to Employee at the Company’s expense a parking space at or near the Company’s offices. In addition the Company shall pay one-half the actual costs incurred by Employee in moving his family’s household effects to the San Francisco Bay Area. Employee shall be eligible for three (3) weeks annual vacation. It is expressly agreed that Employee shall be responsible for securing and paying for his own insurance, including health, disability and life and any other type of insurance that Employee may desire.

9. Termination Prior to Expiration of Term and Effects of Such Termination.

(a)                                  Notwithstanding any other provision of this agreement, Company shall have the right to terminate Employee’s employment under this agreement at any time prior to the expiration of the Term for any of the following reasons:

(i)                                     For “cause” upon the good faith determination by the Company’s President that “cause” exists for the termination of the employment relationship. “Cause” shall mean termination by action of Company’s President because of Employee’s (A) final conviction of a felony or a misdemeanor involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal); (B) willful refusal without proper legal cause to perform Employee’s duties and responsibilities; or (C) willfully engaging in conduct which Employee has or should have reason to know may be materially injurious to Company. In case of (C), such termination shall be effected by at least thirty (30) days’ prior written notice thereof delivered by Company to Employee; provided, however, that if within seven (7) days following the date of such notice, Employee shall cease to engage in such conduct and shall use Employee’s best efforts to perform his duties and responsibilities hereunder, then the termination shall not be effective;

(ii)                                  For any other reason whatsoever, with or without cause, in the sole discretion of the President of the Company;

(iii)                               Upon Employee’s death; or

(iv)                              Upon Employee’s becoming incapacitated by accident, sickness, or other circumstance which renders him mentally or physically incapable of performing at a level of at least 80% the duties and services required of Employee.

The termination of Employee’s employment by Company prior to the expiration of the Term shall constitute a “Termination for Cause” if made pursuant to Section 9(a)(i); the effect of such termination is specified in Section 9(c). The termination of Employee’s employment by Company prior to the expiration of the Term shall constitute an “Involuntary Termination” if made pursuant to Section 9(a)(ii); the effect of such termination is specified in Section 9(d). The effect of the employment relationship being terminated pursuant to Section 9(a)(iii) as a result of Employee’s death is specified in Section 9(e). The effect of the employment relationship being terminated pursuant to Section 9(a)(iv) as a result of the Employee becoming incapacitated is specified in Section 9(f).

(b)                                 Notwithstanding any other provisions of this agreement, Employee shall have the right to terminate the employment relationship under this agreement at any time prior to the expiration of the Term of employment upon a material breach by Company of any material provision of this agreement which remains uncorrected for thirty (30) days following written notice of such breach by Employee to Company. The termination of Employee’s employment by Employee prior to the expiration of the Term shall constitute an “Involuntary Termination” if made pursuant to Section 9(b); the effect of such termination is specified in Section 9(d).

(c)                                  If Employee’s employment hereunder shall be terminated by Company for Cause prior to expiration of the Term, Employee shall be entitled to receive his pro rata Basic Salary through the date of termination. Employee may, at his option, exercise any vested stock options within 30 days of termination, and thereafter such options shall be terminated. All unvested options shall be forfeited.

(d)                                 Upon an Involuntary Termination of the employment relationship by either Company or Employee prior to expiration of the Term, Employee shall be entitled to receive Employee’s Basic Salary for the remainder of the Term paid out over the remainder of the Term consistent with the Company’s standard payroll practices for currently employed employees. In addition, all of Employee’s unvested options shall become immediately vested and exercisable. Employee’s rights under this section 9(d) are Employee’s sole and exclusive rights against Company, or its affiliates, and Company’s sole and exclusive liability to Employee under this agreement, in contract, tort or otherwise, for any Involuntary Termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Company for any sums for Involuntary Termination other than those sums specified in this Section 9. If Employee breaches this covenant, Company shall be entitled to recover from Employee all sums expended by Company (including costs and attorneys’ fees) in connection with such suit, claim, demand or cause of action.

(e)                                  Upon termination of the employment relationship as a result of Employee’s death, Employee’s heirs, administrators, or legatees shall be entitled to Employee’s pro rata Basic Salary through the date of such termination. All unvested options shall be forfeited, and vested options may be exercised by the Employee’s representative at any time within 180 days of Employee’s death

(f)                                    Upon termination of the employment relationship as a result of Employee’s incapacity, Employee shall be entitled to his pro rata Basic Salary through the date of termination. All unvested options shall be forfeited, and vested options may be exercised by the Employee’s representative at any time within 180 days of Employee’s death.

(g)                                 Termination of the employment relationship does not terminate those obligations imposed by this agreement which are continuing obligations.

10. Arbitration. Any controversy or claim arising out of or relating to this agreement, or breach of this agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be a single arbitrator chosen by mutual agreement of the parties, or in the absence of an agreement, by a judge in the Superior Court of San Francisco County. Each party shall pay all fees and expenses of his own attorneys, and the expenses of his witnesses and all other expenses connected with presenting his case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administration fees, the fee of the arbitrator, and all other fees and costs, shall be borne equally by the parties.

11. Choice of Law. The formation, construction, and performance of this agreement shall be construed in accordance with the laws of California.

12. Notices. Any notice to Company required or permitted under this agreement shall be given in writing to Company, either by personal service or by registered or certified mail, postage prepaid, at its then principal place of business. Any such notice to Employee shall be given in like manner and, if mailed, shall be addressed to Employer at his home address then shown in Company’s files. For the purpose of determining compliance with any time limit on this agreement, a notice shall be deemed to have been duly given (a) on the date of service, if served personally on the party to whom notice is to be given, or (b) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

13. Severability. If any provision of this agreement is held invalid or unenforceable, the remainder of this agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

14.                                 Executed by the parties as of the day and year first above written.

GEOPETRO RESOURCES COMPANY

By:	“S. J. Doshi”

Its:	President	David V. Creel

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of this 15th day of June 2000, by and between GeoPetro Resources Company, a California corporation (“Company”) and David V. Creel (“Employee”).

RECITALS

A.                                   Company and Employee are parties to that certain Employment Agreement dated April 28, 1998 (the “Original Agreement”), pursuant to which Employee agreed to provide certain services to Company and Company agreed to employ Employee as Vice President of Exploration of Company.

B.                                     The term of the Original Agreement was for two years, from June 1, 1998 through May 31, 2000, continuing on a month-to-month basis thereafter.

C.                                     The parties hereto now wish to amend the Original Agreement to extend the term thereof for a definite term and to reflect such other changes as indicated herein.

NOW, THEREFORE, Company and Employee hereby agree as follows:

1. Effective Date. The effective date of this Amendment shall be June 1, 2000 (the “Amendment Effective Date”).

2. Amendment of Original Agreement. The parties hereby amend the Original Agreement as follows:

(a)  Term. Section 5 of the Original Agreement shall be deleted and replaced in full with the following:

5. Term.Subject to earlier termination as provided in this Agreement, Employee shall be employed for a three-year term commencing on the Amendment Effective Date (the “Term”).

(b)  Salary. Section 6 of the Original Agreement shall be deleted and replaced in full with the following:

6. Salary.Commencing on the Amendment Effective Date, Company shall pay a base salary to Employee (the “Base Salary”) at the rate of One Hundred Eight Thousand Dollars ($108,000) per year, payable in equal monthly installments of Nine Thousand Dollars ($9,000) in accordance with Company’s standard payroll practices. Employee agrees that the Base Salary shall not be increased during the Term.

(c)  Additional Benefits. The first two (2) sentences of Section 8 of the Original Agreement are hereby deleted.

(d)  Termination Prior to Expiration of Term. Section 9 of the Original Agreement shall be deleted and replaced in full with the following:

9. Termination Prior to Expiration of Term and Effects of Such Termination.

(a)                                  Notwithstanding any other provision of this Agreement, Company shall have the right to terminate Employee’s employment under this Agreement at any time prior to the expiration of the Term for any of the following reasons:

(i)                                     For Cause (as hereinafter defined) upon the good faith determination by Company’s President that Cause exists for the termination of the employment relationship. For purposes of this Agreement, termination for “Cause” shall mean termination by action of Company’s President because of

Employee’s (A) final conviction of a felony or a misdemeanor involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal); (B) willful refusal without proper legal cause to perform Employee’s duties and responsibilities; or (C) willfully engaging in conduct which Employee has or should have reason to know may be materially injurious to Company. In case of (C), such termination shall be effected by at least thirty (30) days’ prior written notice thereof delivered by Company to Employee; provided, however, that if within seven (7) days following the date of such notice, Employee shall cease to engage in such conduct and shall use Employee’s best efforts to perform his duties and responsibilities hereunder, then the termination shall not be effective;

(ii)                                  Without Cause, in the sole discretion of the President of Company;

(iii)                               Upon Employee’s death; or

(iv)                              Upon Employee’s becoming incapacitated by accident, sickness, or other circumstance which renders him mentally or physically incapable of performing at a level of at least eighty percent (80%) the duties and services required of Employee.

(b)                                 Notwithstanding any other provisions of this Agreement, Employee shall have the right to terminate the employment relationship under this Agreement at any time prior to the expiration of the Term upon a material breach by Company of any material provision of this Agreement which remains uncorrected for thirty (30) days following written notice of such breach by Employee to Company.

(c)                                  If Employee’s employment hereunder shall be terminated by Company for Cause as described in Section 9(a)(i)) prior to expiration of the Term, Employee shall be entitled to receive the Base Salary earned by Employee through the date of termination. Employee may, at his option, exercise any vested stock options within thirty (30) days of termination, and thereafter such options shall be terminated. All unvested options shall be forfeited.

(d)                                 If Employee’s employment hereunder shall be terminated by Company without Cause (as described in Section 9(a)(ii)) prior to expiration of the Term, Employee shall be entitled to receive payments equal to the lesser of (i) three (3) months’ Base Salary, or (ii) Base Salary through the remainder of the Term, either of which shall be payable in accordance with Company’s standard payroll practices for currently employed employees. In addition, all of Employee’s unvested options shall become immediately vested and exercisable.

(e)                                  If Employee’s employment hereunder shall be terminated as a result of Employee’s death, Employee’s heirs, administrators, or legatees shall be entitled to the Base Salary through the date of such termination. All unvested options shall be forfeited, and vested options may be exercised by the Employee’s representative at any time within one hundred eighty (180) days of Employee’s death, and thereafter such options shall be terminated.

(f)                                    If Employee’s employment hereunder shall be terminated as a result of Employee’s incapacity (as described in Section 9(a)(iv)), Employee shall be entitled to the Base Salary through the date of termination. All unvested options shall be forfeited, and vested options may be exercised by Employee, or the Employee’s representative, if applicable, at any time within one hundred eighty (180) days of the date of termination, and thereafter such options shall be terminated.

(g)                                 If Employee’s employment hereunder shall be terminated by Employee due to a material breach by Company (as described in Section 9(b)) prior to the expiration of the Term, Employee shall be entitled to receive Employee’s Base Salary for the remainder of the Term, paid out over the remainder of the Term in accordance with Company’s standard payroll practices for currently employed employees. In addition, all of Employee’s unvested options shall become immediately vested and exercisable.

(h)                                 Employee’s rights under this Section 9 are Employee’s sole and exclusive rights against Company, or its affiliates, and Company’s sole and exclusive liability to Employee under this Agreement, in contract, tort, or otherwise, for the early termination of the employment relationship. Employee covenants not to sue or lodge any claim, demand or cause of action against Company for any sums other than those sums specified in this Section 9. If Employee breaches this covenant, Company shall be entitled to recover from Employee all sums expended by Company (including costs and attorneys’ fees) in connection with such suit, claim, demand or cause of action.

(i)                                     Termination of the employment relationship does not terminate those obligations imposed by this Agreement which are continuing obligations.

3. Options. As a long term incentive to Employee, and in addition to those Options granted under the Original Agreement, Company shall grant to Employee non-qualified options (the “Additional Options”) to acquire One Hundred Thousand (100,000) shares of Company’s common stock (the “Common Stock”). The Additional Options shall have an exercise price equal to Two Dollars ($2.00) per share of Common Stock. The Additional Options shall vest at a rate of twenty percent (20%) per year with the first twenty percent (20%) vesting on the first anniversary of the Amendment Effective Date and an additional twenty percent (20%) vesting on each of the four (4) anniversaries thereafter (each anniversary being a “Vesting Date”); provided that the Additional Options shall not vest on the Vesting Dates if Employee is not employed by Company on such Vesting Dates. The terms of the Additional Options shall be specified in an Option Agreement between Company and Employee.

4. Integration. To the extent of any inconsistencies between the terms and conditions of the Original Agreement and those of this Amendment, this Amendment shall govern. Except to the extent that the provisions of the Original Agreement are so superseded, they shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Company and Employee have executed this Amendment as of the date first above written.

GEOPETRO RESOURCES COMPANY
By:	Stuart Doshi	DAVID V. CREEL
Title:	President

SECOND AMENDMENT

TO

EMPLOYMENT AGREEMENT

This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of this 12th day of May 2003, by and between GeoPetro Resources Company, a California corporation (“Company”) and David V. Creel (“Employee”).

RECITALS

A.                                   Company and Employee are parties to that certain Employment Agreement dated April 28, 1998 (the “Original Agreement”) and to that certain First Amendment to Employment Agreement dated June 15, 2000, pursuant to which Employee agreed to provide certain services to Company and Company agreed to employ Employee as its Vice President of Exploration of Company.

B.                                     The term of the Original Agreement was for two years, from June 1, 1998 through June 1, 2000, and the term of the First Amendment to Employment Agreement is for three years, from June 1, 2000 through June 1, 2003.

C.                                     The parties hereto now wish to amend the Original Agreement and the First Amendment to Employment Agreement to extend the term thereof for a definite term and to reflect such other changes as indicated herein.

NOW, THEREFORE, Company and Employee hereby agree as follows:

1. Effective Date. The effective date of this Amendment shall be June 1, 2003 (the “Amendment Effective Date”).

2. Amendment of Original Agreement and First Amendment to Employment Agreement. The parties hereby amend the Original Agreement and First Amendment to Employment Agreement as follows:

(a)                                  Term. Section 5 of the First Amendment to Employment Agreement shall be deleted and replaced in full with the following:

5.                           Term. The terms of Employee’s employment under this Agreement shall commence as of June 1, 2003 (the “Effective Date”) and shall continue until three (3) years after the Effective Date (the “Termination Date”), unless earlier terminated in accordance with Section 9 hereafter. The period commencing as of the Effective Date and ending on the Termination Date is hereinafter referred to as the “Term”.

(b)                                 Salary. Section 6 of the First Amendment to Employment Agreement shall be deleted and replaced in full with the following:

6.                           Salary. For all the services rendered by Employee hereunder, the Company shall pay Employee a base salary (the “Base Salary”) at the annual rate of

$120,000. Employee’s Base Salary shall be payable in installments at such times as the Company customarily pays its other employees.

 3.                                    Integration. To the extent of any inconsistencies between the terms and conditions of the Original Agreement, the First Amendment to Employment Agreement and those of this Amendment, this Amendment shall govern. Except to the extent that the provisions of the Original Agreement or the First Amendment to Employment Agreement are so superseded, they shall remain in full force and effect.

4.                                       Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Company and Employee have executed this Amendment as of the date first above written.

GEOPETRO RESOURCES COMPANY

/s/ Stuart J. Doshi		/s/ David V. Creel
By:	Stuart J. Doshi	David V. Creel
President & CEO

THIRD AMENDMENT

TO

EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of this 1st day of January 2005, by and between GeoPetro Resources Company, a California corporation (“Company”) and David V. Creel (“Employee”).

RECITALS

A.                      Company and Employee are parties to that certain Employment Agreement dated April 28, 1998 (the “Original Agreement”), to that certain First Amendment to Employment Agreement dated June 15, 2000, and to that certain Second Amendment to Employment Agreement dated May 12, 2003 pursuant to which Employee agreed to provide certain services to Company and Company agreed to employ Employee as its Vice President of Exploration of Company.

B.                                     The term of the Original Agreement was for two years, from June 1, 1998 through June 1, 2000, the term of the First Amendment to Employment Agreement was for three years, from June 1, 2000 through June 1, 2003 and the term of the Second Amendment to Employment Agreement was for three years, from June 1, 2003 through June 1, 2006.

C.                                     The parties hereto now wish to amend the Original Agreement, the First Amendment to Employment Agreement and the Second Amendment to Employment Agreement to extend the term thereof for a definite term and to reflect such other changes as indicated herein.

NOW, THEREFORE, Company and Employee hereby agree as follows:

1.               Effective Date. The effective date of this Amendment shall be January 1, 2005 (the “Amendment Effective Date”).

2.               Amendment of Original Agreement, First Amendment to Employment Agreement and Second Amendment to Employment Agreement. The parties hereby amend the Original Agreement, First Amendment to Employment Agreement and Second Amendment to Employment Agreement as follows:

(a)                                  Term. Section 2(a) of the Second Amendment to Employment Agreement shall be deleted and replaced in full with the following:

5.                           Term. The terms of Employee’s employment under this Agreement shall commence as of January 1, 2005 (the “Effective Date”) and shall continue until June 1, 2009 (the “Termination Date”), unless earlier terminated in accordance with Section 9 hereafter. The period commencing as of the Effective Date and ending on the Termination Date is hereinafter referred to as the “Term”.

(b)                                 Salary. Section 2(b) of the Second Amendment to Employment Agreement shall be deleted and replaced in full with the following:

6.                           Salary. For all the services rendered by Employee hereunder, the Company shall pay Employee a base salary (the “Base Salary”) at the annual rate of $150,000. Employee’s Base Salary shall be payable in installments at such times as the Company customarily pays its other employees.

 3.                                    Integration. To the extent of any inconsistencies between the terms and conditions of the Original Agreement, the First Amendment to Employment Agreement, the Second Amendment to Employment Agreement and those of this Amendment, this Amendment shall govern. Except to the extent that the provisions of the Original Agreement or the First Amendment to Employment Agreement or the Second Amendment to Employment Agreement are so superseded, they shall remain in full force and effect.

4.                                       Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Company and Employee have executed this Amendment as of the date first above written.

GEOPETRO RESOURCES COMPANY

/s/ Stuart J. Doshi		/s/ David V. Creel
By:	Stuart J. Doshi	David V. Creel
President & CEO